Exhibit 32.2
Certification of the Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
      In connection with the Quarterly Report of Accenture SCA (the “Company”) on Form 10-Q for the period ended February 28, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael G. McGrath, Chief Financial Officer of Accenture Ltd, the general partner of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 31, 2006	/s/ Michael G. McGrath Michael G. McGrath Chief Financial Officer of Accenture Ltd, General Partner of Accenture SCA (principal financial officer)
      A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.